Exhibit 8.1


                                                   September 22, 1998

MERIT Securities Corporation
10900 Nuckols Road
Glen Allen, Virginia  23060

                           Federal Income Tax Matters

Dear Sirs:

                  We have acted as counsel to MERIT Securities Corporation, a Virginia corporation (the "Issuer"), in connection with the preparation of the Registration Statement (the "Registration Statement"), which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $1,000,000,000 aggregate principal amount of its Collateralized Bonds (the "Bonds"). The Bonds will be issued pursuant to an indenture and an indenture supplement with respect to each series of Bonds (collectively, the "Indenture"), between the Issuer and Chase Bank of Texas National Association (formerly Texas Commerce Bank
National Association, as trustee (the "Trustee").

                  We have reviewed the originals or copies of (i) the Articles of Incorporation, by-laws, and other corporate documents of the Issuer; (ii) certain resolutions of the Board of Directors of the Issuer; (iii) the form of an indenture; (iv) the Registration Statement and the prospectus included therein; and (v) such other documents as we have deemed necessary or appropriate for the purposes of this opinion.

                  Based on the foregoing, we are of opinion that the statements and legal conclusions contained Prospectus under the caption "Certain Federal Income Tax Consequences" in the Prospectus filed as part of the Registration Statement are correct in all respects that are material to the holders of the Bonds, and the discussion thereunder does not omit any material provision with respect to the matters covered. Subject to the qualifications stated herein, we also are of opinion that, with respect to each series of Bonds issued pursuant to the Registration Statement, if (i) the Issuer and the


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MERIT Securities Corporation
September 22, 1998

Page 2

Trustee, comply with all the provisions of the Indenture and (ii) the Issuer issues and sells the Bonds as described in the Registration Statement and the related prospectus supplement, the Bonds of such series will be treated for federal income tax purposes as evidences of indebtedness and not as an ownership interest in the collateral securing them or an equity interest in the Issuer or in a separate association taxable as a corporation.

                  Although section 385 of the Internal Revenue Code of 1986, as amended, authorizes the Department of the Treasury to issue regulations defining instruments as equity or indebtedness for federal income tax purposes, no such regulations have been issued. Furthermore, there are no controlling regulations, published rulings, or judicial decisions involving securities with terms substantially the same as the Bonds that discuss, for federal income tax purposes, (i) whether such securities constitute equity or indebtedness or (ii) whether the collateral relating to such securities has been pledged or sold to the holders of the securities. Therefore, we or other counsel for the Issuer will analyze the facts and circumstances surrounding the issuance and sale of each series of Bonds and rulings and judicial decisions involving situations that we considered to be analogous upon delivery of each series of Bonds, we or our counsel for the Issuer a separate opinion regarding the characterization of the Bonds of a given series as evidences of indebtedness.

                   This opinion and the discussion
contained in the Registration Statement under the caption "Certain Federal Income Tax Consequences" represent conclusions as to the application to the Bonds of existing law, regulations, administrative rules and practices, and legislative history. There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that existing law will not change.

                  We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guaranty of a result.

                  This letter and the legal opinions herein are intended for the information solely of the addressee hereof and solely for the purposes of the transactions described herein and are not to be relied upon by any other person or entity, or for any other purpose, or quoted in whole or in part, or otherwise referred to, in any document, for any purpose without the prior written consent of this firm. We do not undertake to advise you of matters which may come to our attention subsequent to the date hereof which may affect our legal opinions expressed herein.

                  We hereby consent to the reference to our firm under the caption "Certain Federal Income Tax Consequences" and to the filing of this opinion as an Exhibit to the Registration Statement.

                                                    Very truly yours,


                                                     ARTER & HADDEN LLP